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                                  Exhibit 99.1

                            SUBSCRIPTION CERTIFICATE

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Subscription Certificate Number                                  CUSIP Number


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Shares Eligible to Subscribe                Rights            Record Date Shares

                      Family Steak Houses of Florida, Inc.
                  Subscription Certificate for Rights Offering
                    for Holders of Record on _______, 2001

Family Steak Houses of Florida, Inc. (the "Company") is conducting a rights offering (the "Rights Offering") which entitles the holders of shares of the Company's common stock (the "Common Stock"), as of the close of business on ________, 2001 (the "Record Date") to receive one transferable right (a "Right") for every two (2) shares of Common Stock held of record on the Record Date. Holders of Rights are entitled to subscribe for and purchase one share of Common Stock for each Right (the "Basic Subscription Right") at a subscription price of $____ per share. If any shares of Common Stock are not purchased by holders of Rights pursuant to the Basic Subscription Right (the "Excess Shares"), any holder purchasing all of the shares of Common Stock available to that holder may purchase an additional number of the Excess Shares, if so specified in the subscription documents, subject to proration. No fractional shares or cash in lieu thereof will be issued or paid. Set forth above is the number of shares of Common Stock held by such holder, and the number of whole shares to which each holder is entitled to subscribe pursuant to the Basic Subscription Right (rounded down, if applicable, to the nearest whole share).

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated ______________, 2001 (the "Prospectus"), which is incorporated herein by reference. Copies of the Prospectus are available upon request from the Company.

This Subscription Certificate (or Notice of Guaranteed Delivery) must be received by the Company together with payment in full of the subscription price by 5:00 p.m. Eastern time, on _________, 2001 (unless extended in the sole discretion of the Company) (as it may be extended, the "Expiration Date"). Any Rights not exercised prior to the Expiration Date will be null and void. Any subscription for shares of Common Stock in the Rights Offering made hereby is irrevocable.

The Rights represented by this Subscription Certificate may be exercised by duly completing Form 1. This form is set forth on the reverse hereof. Rights holders are advised to review the Prospectus and instructions, copies of which are available from the Company, before exercising or selling their Rights.

SUBSCRIPTION PRICE:  $___________ PER SHARE

The registered owner whose name is inscribed hereon, or its assigns, is entitled to subscribe for shares of Common Stock of the Company upon the terms and subject to the conditions set forth in the Prospectus and the instructions relating to the use hereof.

The Subscription Certificate is transferable, and may be combined or divided at the office of the Company. If the number of transferred Rights would otherwise allow the purchase of a fractional share, the number of shares which may be purchased must be rounded down to the nearest whole share (or any lesser number of whole shares) that may be purchased with that number of Rights.

Rights holders should be aware that if they choose to exercise or transfer only part of their Rights, they may not receive a new Subscription Certificate in sufficient time to exercise the remaining Rights evidenced thereby.



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                                     FORM 1

Exercise and Subscription: The undersigned hereby irrevocably exercises one or more Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.
(a) number of whole shares subscribed for pursuant to the Basic Subscription Right _________ x $________ = $_________ payment.
(b) Number of whole shares subscribed for pursuant to the Over-subscription Right _________ x ________ = $_________ payment.
(c) Total Subscription (sum of payment amounts on lines (a) and (b)) = $_________ payment."
METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX(ES)):
     [ ] Check, bank draft, or U.S. postal money order payable to "Family Steak Houses of Florida, Inc., as Subscription Agent" or
     [ ]  Wire transfer directed to ____________________________________________
          _______________________________.
(d) If the Rights being exercised pursuant to the Basic Subscription Right do not constitute all of the Rights represented by the Subscription Certificate (check only one):
     [ ] Deliver to the undersigned a new Subscription Certificate evidencing the remaining Rights to which the undersigned is entitled.
     [ ] Deliver a new Subscription Certificate in accordance with the undersigned's Form 2 instructions (which include any required signature guarantees).
     [ ]  Do not deliver any new Subscription Certificates to me.
(e) [ ] Check here if Rights are being exercised pursuant to the Notice of Guaranteed Delivery delivered to the Subscription Agent prior to the date hereof and complete the following:
           Name(s) of Registered Holder(s) _____________________________________
           Window Ticket Number (if any) _______________________________________
           Date of Execution of Notice of Guaranteed Delivery __________________ Name of Institution Which Guaranteed Delivery________________________

If the aggregate Subscription Price enclosed or transmitted is sufficient to purchase the total number of shares included in lines (a) and (b), or if the number of shares being subscribed for is not specified, the Rights holder exercising this Subscription Certificate shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount. If the number of shares to be subscribed for pursuant to the Over-subscription Right is not specified and the amount enclosed or transmitted exceeds the aggregate Subscription Price for all shares represented by this Subscription Certificate (the "Subscription Excess"), the Rights holder exercising this Subscription Certificate shall be deemed to have exercised the Over-subscription Right to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, subject to proration as described in the Prospectus. To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber without interest if the aggregate Subscription Price is tendered in immediately available funds, as described in the Prospectus, and without deduction as soon as practicable.

Subscriber's Signature______________________ Telephone No. __(___)______________
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                                FORM 2

All Subscription Rights Holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institution.

Name:___________________________________________________________________________

Address:________________________________________________________________________

________________________________________________________________________________

Social Sec. #/TAD I.D. #________________________________________________________

________________________________________________________________________________
Signature(s) of Transferee(s)

Signatures Guaranteed by:_______________________________________________________

________________________________________________________________________________

                              FORM 3

Delivery Instructions: Address for mailing of stock or new Subscription Certificate in accordance with the Prospectus, if different from the address shown on the face of this Subscription Certificate.

Name:___________________________________________________________________________

Address:________________________________________________________________________

________________________________________________________________________________
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